________________________________________________________________________________











                     EarthFirst Technologies, Incorporated





                          2001 EQUITY INCENTIVE PLAN













________________________________________________________________________________
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                     EarthFirst Technologies, Incorporated
                          2001 EQUITY INCENTIVE PLAN


EarthFirst Technologies, Incorporated hereby establishes this Plan to be called the EarthFirst Technologies 2001 Equity Incentive Plan to attract, retain and motivate employees of the Company, to encourage employees, directors and independent contractors to acquire an equity interest in the Company, to make monetary payments to certain employees based upon the value of the Company's Stock and provide employees, directors and independent contractors with an incentive to maximize the success of the Company and to further the interests of the shareholders.


                            SECTION 1  DEFINITIONS

     1.1  Definitions.  Whenever used herein, the masculine pronoun shall be
          -----------
deemed to include the feminine, the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

          (a)   "Administrator" means the Board or such committee or individual
                 -------------
to whom the Board delegates authority.

          (b)   "Award" means any Stock Option, Stock Appreciation Right or
                 -----
Stock Award granted under the Plan.

          (c)   "Beneficiary" means the person or persons designated by a
                 -----------
Participant to exercise an Award in the event of the Participant's death while employed by the Company, or in the absence of such designation, the executor or administrator of the Participant's estate.

          (d)   "Board" means the Board of Directors of the Company.
                 -----

          (e)   "Cause" means conduct by the Participant amounting to (1) fraud
                 -----
or dishonesty against the Company, (2) willful misconduct, repeated refusal to follow the reasonable directions of an individual or group authorized to give such directions, or knowing violation of law in the course of performance of the duties of Participant's employment with the Company, (3) repeated absences from work without a reasonable excuse, (4) intoxication with alcohol or drugs while on the Company's premises during regular business hours, (5) a conviction or plea of guilty or nolo contendere to a felony or a crime involving dishonesty,
                  ---- ----------
or (6) a breach or violation of the terms of any employment or other agreement to which Participant and the Company are parties.

          (f)   "Change in Control" shall be deemed to have occurred if (i) a
                 -----------------
tender offer shall be made and consummated of the ownership of 50% or more of the outstanding voting securities of the Company, (ii) the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, other than affiliates (within the meaning of the Securities Exchange Act of 1934) of any party to such merger or consolidation, (iii) the Company shall sell substantially all of its assets to another corporation which corporation is not wholly owned by the Company, or
(iv) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Securities Exchange Act of 1934, shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record). For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) ( as in effect on the date hereof) pursuant to the Securities Exchange Act of 1934.

          (g)   "Code" means the Internal Revenue Code of 1986, as amended.
                 ----

          (h)   "Company" means EarthFirst Technologies, Incorporated, a Florida
                 -------
corporation.

          (i)   "Disability" has the same meaning as provided in the long-term
                 ----------
disability plan maintained by the Company. In the event of a dispute, the determination of Disability shall be made by the Administrator. If at any time during the period that this Plan is in operation, the Company does not maintain a long term disability plan, Disability shall mean a physical or mental condition which, in the judgment of the Administrator, permanently prevents a Participant from performing his usual duties for the Company, any Subsidiary or affiliate, or such other position or job which the Company makes available to him and for which the Participant is qualified by reason of his education, training and experience. In making its determination the Administrator may, but is not required to, rely on advice of a physician competent in the area to which such Disability relates. The Administrator may make the determination in its sole discretion and any decision of the Administrator will be binding on all parties.

          (j)   "Disposition" means any conveyance, sale, transfer, assignment,
                 -----------
pledge or hypothecation, whether outright or as security, inter vivos or testamentary, with or without consideration, voluntary or involuntary.

          (k)   "Equity Ownership Agreement" means an agreement between the
                 --------------------------
Company and a Participant or other documentation evidencing an Award.

          (l)   "Expiration Date" means, the last date upon which an Award can
                 ---------------
be exercised.

          (m)   "Fair Market Value" means, for any particular date, (i) for any
                 -----------------
period during which the Stock shall be listed for trading on a national securities exchange or the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the closing price per share of Stock on such exchange or the NASDAQ closing bid price as of the close of such trading day, or
(ii) the market price per share of Stock as determined in good faith by the Board in the event (i) above shall not be applicable. If the Fair Market Value is to be determined as of a day when the securities markets are not open, the Fair Market Value on that day shall be the Fair Market Value on the next succeeding day when the markets are open.

          (n)   "Incentive Stock Option" means an incentive stock option, as
                 ----------------------
defined in Code Section 422, and described in Plan Section 3.2.

          (o)   "Involuntary Termination" means a Termination of Employment but
                 -----------------------
does not include a Termination of Employment for Cause or a Voluntary
Resignation.

          (p)   "Non-Qualified Stock Option" means a stock option, other than an
                 --------------------------
option qualifying as an Incentive Stock Option, described in Plan Section 3.2.

          (q)   "Option" means a Non-Qualified Stock Option or an Incentive
                 ------
Stock Option.

          (r)   "Over 10% Owner" means an individual who at the time an
                 --------------
Incentive Stock Option is granted owns Stock possessing more than 10% of the total combined voting power of the Company or one of its Parents or Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

          (s)   "Parent" means any corporation (other than the Company) in an
                 ------
unbroken chain of corporations ending with the Company if, with respect to Incentive Stock Options, at the time of granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

          (t)   "Participant" means an individual who receives an Award
                 -----------
hereunder.

          (u)   "Plan" means this EarthFirst Technologies, Incorporated 2001
                 ----
Equity Incentive Plan.

          (v)   "Retirement" means a Termination of Employment after attaining
                 ----------
the age of 65.

          (w)   "Stock" means the Company's common stock.
                 -----

          (x)   "Stock Appreciation Right" means a stock appreciation right
                 ------------------------
described in Plan Section 3.3.

          (y)   "Stock Award" means a stock award described in Plan Section 3.4.
                 -----------

          (z)   "Subsidiary" means any corporation (other than the Company) in
                 ----------
an unbroken chain of corporations beginning with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possession 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

          (aa)  "Termination of Affiliation" means the termination of a business
                 --------------------------
relationship, for any reason, between an advisor or consultant who is a Participant and the

Company or its affiliates. A Termination of Affiliation shall be deemed to have occurred as of the date written notice to that effect is received by the Participant.

          (ab)  "Termination of Employment" means the termination of the
                 -------------------------
employee-employer relationship between a Participant and the Company and its affiliates regardless of the fact that severance or similar payments are made to the Participant, for any reason, including, but not by way of limitation, a Voluntary Resignation, Involuntary Termination, death, Disability or Retirement. The Administrator shall, in its absolute discretion, determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment, or whether a Termination of Employment is for Cause, or is a Voluntary Resignation. With regard to a member of the Board who is not an employee, Termination of Employment shall mean the date on which the individual ceases to be a member of the Board for any reason.

          (ac)  "Vested" means that an Award is nonforfeitable and exercisable
                 ------
with regard to a designated number of shares of Stock.

          (ad)  "Voluntary Resignation" means a Termination of Employment as a
                 ---------------------
result of the Participant's resignation.


                           SECTION 2  GENERAL TERMS

     2.1  Purpose of the Plan.  The Plan is intended to (a) provide incentive to
          -------------------
employees of the Company and its affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by employees, directors and independent contractors by providing them with a means to acquire a proprietary interest in the Company by acquiring shares of Stock or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining and rewarding employees, directors, independent contractors and advisors.

     2.2  Stock Subject to the Plan.  Subject to adjustment in accordance with
          -------------------------
Section 5.2, 20,000,000 shares of Stock (the "Maximum Plan Shares") are hereby reserved and subject to issuance under the Plan. At no time shall the Company have outstanding Awards and shares of Stock issued in respect to Awards in excess of the Maximum Plan Shares. To the extent permitted by law, the shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Award that is forfeited, canceled, expired or terminated for any reason without becoming vested, paid, exercised, converted or otherwise settled in full shall again be available for purposes of the Plan.

     2.3  Administration of the Plan.  The Plan shall be administered by the
          --------------------------
Administrator. The Administrator shall have full authority in its discretion to determine the employees of the Company or its affiliates to whom Awards shall be granted and the terms and provisions of Awards, subject to the Plan. Subject to the provisions of the Plan, the Administrator shall have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Equity

Ownership Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan. The Administrator's determination under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). The Administrator's decisions shall be final and binding on all Participants.

     2.4  Eligibility and Limits.  Participants in the Plan shall be selected by
          ----------------------
the Administrator. No Participant may be granted Awards in excess of 10,000,000 Shares. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as at the date an Incentive Stock Option is granted) of Stock with respect to which Stock Options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Parents and Subsidiaries shall not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded shall be treated as Non-Qualified Stock Option(s).


                          SECTION 3  TERMS OF AWARDS

     3.1  Terms and Conditions of All Awards.
          ----------------------------------

          (a) The number of shares of Stock as to which an Award shall be granted shall be determined by the Administrator in its sole discretion, subject to the provisions of Sections 2.2 and 2.4 as to the total number of shares available for grants under the Plan.

          (b) Each Award shall be evidenced by an Equity Ownership Agreement in such form as the Administrator may determine is appropriate, subject to the provisions of the Plan.

          (c) The date an Award is granted shall be the date on which the Administrator has approved the terms and conditions of the Equity Ownership Agreement and has determined the recipient of the Award and the number of shares covered by the Award and has taken all such other action necessary to complete the grant of the Award.

          (d) The Administrator may provide in any Equity Ownership Agreement a vesting schedule. The vesting schedule shall specify when such Awards shall become Vested and thus exercisable. The Administrator may accelerate the vesting schedule set forth in the Equity Ownership Agreement if the Administrator determines that it is in the best interests of the Company and Participant to do so. In addition, the Administrator may provide in the Equity Ownership Agreement that vesting will be accelerated in the event of a Change of Control.

          (e) Awards shall not be transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant, or in the event of the Disability of the Participant, by the legal representative of the Participant.

     3.2  Terms and Conditions of Options. At the time any Option is granted,
          -------------------------------
the Administrator shall determine whether the Option is to be an Incentive Stock Option or a Non-Qualified Stock Option, and the Option shall be clearly identified as to its status as an Incentive Stock Option or a Non-Qualified Stock Option. At the time any Incentive Stock Option is exercised, the Company shall be entitled to place a legend on the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as shares of Stock purchased upon exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten (10) years from the date the Plan is adopted or the date such Plan is approved by the Company's stockholders, whichever is earlier. Incentive Stock Options may only be granted to employees of the Company.

          (a) Option Price. Subject to adjustment in accordance with Section
              ------------
5.2 and the other provisions of this Section 3.2, the exercise price (the "Exercise Price") per share of the Stock purchasable under any Option shall be in the applicable Equity Ownership Agreement at the time the Option is granted. With respect to each grant of an Incentive Stock Option to a Participant who is not an Over 10% Owner, the Exercise Price per share shall not be less than the Fair Market Value on the date the Option is granted. With respect to each grant for an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price shall not be less than 110% of the Fair Market Value on the date the Option is granted.

          (b) Option Term. The Equity Ownership Agreement shall set forth the
              -----------
term of each option. Any Incentive Stock Option granted to a Participant who is not an Over 10% Owner shall not be exercisable after the expiration of ten (10) years after the date the Option is granted. Any Incentive Stock Option granted to an Over 10% Owner shall not be exercisable after the expiration of five (5) years after the date the Option is granted. In either case, the Administrator may specify a shorter term and state such term in the Equity Ownership Agreement.

          (c) Payment. Payment for all shares of Stock purchased pursuant to
              -------
exercise of an Option shall be made in any form or manner authorized by the Administrator in the Equity Ownership Agreement or by amendment thereto, including, but not limited to, cash or, if the Equity Ownership Agreement provides, (i) by delivery or deemed delivery (based on an attestation to the ownership thereof) to the Company of a number of shares of Stock which have been owned by the holder for at least six (6) months prior to the date of exercise having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price or (ii) by tendering a combination of cash, Stock and/or note. Payment shall be made at the time that the Option or any part thereof is exercised, and no shares shall be issued or delivered upon exercise of an option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a stockholder.

          (d) Conditions to the Exercise of an Option. Each Option granted
              ---------------------------------------
under the Plan shall be exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Administrator shall specify in the Equity Ownership Agreement; provided, however, that subsequent to the grant of an Option, the Administrator, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a Change in Control and may permit the Participant or any other designated person acting for the benefit of the Participant to exercise the Option, or any portion thereof, for all or part of the remaining Option term notwithstanding any provision of the Equity Ownership Agreement to the contrary.

          (e) Termination of Incentive Stock Option. With respect to an
              -------------------------------------
Incentive Stock Option, in the event of Termination of Employment of a Participant, the Option or portion thereof held by the Participant which is unexercised shall expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Employment; provided, however, that in the case of a holder whose Termination of Employment is due to death or Disability, one (1) year shall be substituted for such three
(3) month period. For purposes of this Subsection (e), Termination of Employment of the Participant shall not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

          (f) Special Provisions for Certain Substitute Options. Notwithstanding
              -------------------------------------------------
anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Administrator may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

     3.3  Terms and Conditions of Stock Appreciation Rights.  A Stock
          -------------------------------------------------
Appreciation Right may be granted in connection with all or any portion of a previously or contemporaneously granted Award or not in connection with an Award. A Stock Appreciation Right shall entitle the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified price which, in the case of a Stock Appreciation Right granted in connection with an Option, shall be not less than the Exercise Price for that number of shares. The Exercise Price shall not be less than the Fair Market Value of the corresponding Stock on the date of the grant. A Stock Appreciation Right granted in connection with an Award may only be exercised to the extent that the related Award has not been exercised, paid or otherwise settled. The exercise of a Stock Appreciation Right granted in connection with an Award shall result in a pro rata surrender or cancellation of any related Award to the extent the Stock Appreciation Right has been exercised.

          (a) Exercise.  Upon exercise of a Stock Appreciation Right, the
              --------
Company shall pay to the Participant the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Equity Ownership Agreement or, in the absence of such provision, as the Administrator may determine.

          (b) Conditions to Exercise.  Each Stock Appreciation Right granted
              ----------------------
under the Plan shall be exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Administrator shall specify in the Equity Ownership Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Administrator, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

     3.4  Terms and Conditions of Stock Awards.  The number of shares of Stock
          ------------------------------------
subject to a Stock Award and restrictions or conditions on such shares, if any, shall be as the Administrator determines, and the certificate for such shares shall bear evidence of any restrictions or conditions. Subsequent to the date of the grant of the Stock Award, the Administrator shall have the power to permit, in its discretion, an acceleration of the expiration of an applicable restriction period with respect to any part or all of the shares awarded to a Participant. The Administrator may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock awarded determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment.

     3.5  Treatment of Awards Upon Termination of Employment or Affiliation.
          -----------------------------------------------------------------
Except as otherwise provided by Plan Section 3.2(e), any Award to a Participant who incurs a Termination of Employment or Affiliation may be canceled, accelerated, paid or continued, as provided in the Equity Ownership Agreement or, in the absence of such provision, as the Administrator may determine. The portion of any Award exercisable in the event of continuation or the amount of any payment due under a continued Award may be adjusted by the Administrator to reflect the Participant's period of service from the date of grant through the date of the Participant's Termination of Employment or Affiliation or such other factors as the Administrator determines are relevant to its decision to continue the Award.

                       SECTION 4  RESTRICTIONS ON STOCK

     4.1  Escrow of Shares.  Any certificates representing the shares of Stock
          ----------------
issued under the Plan shall be issued in the Participant's name, but, if the Equity Ownership Agreement so provides, the shares of Stock shall be held by a custodian designated by the Administrator (the "Custodian"). Each Equity Ownership Agreement providing for transfer of shares of Stock to the Custodian shall appoint the Custodian as the attorney-in-fact for the Participant for the term specified in the Equity Ownership Agreement, with full power and authority in the Participant's name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the Equity Ownership Agreement. During the period that the Custodian holds the shares subject to this Section, the Participant shall be entitled to all rights, except as provided in the Equity Ownership Agreement, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian shall, as the Administrator may provide in the Equity Ownership Agreement, be paid directly to the Participant or, in the alternative, be retained by the Custodian until the expiration of the term specified in the Equity Ownership Agreement and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or the Company, as applicable.

     4.2  Forfeiture of Shares.  Notwithstanding any vesting schedule set forth
          --------------------
in any Equity Ownership Agreement, in the event that the Participant violates a non-competition agreement as set forth in the Equity Ownership Agreement, all Awards and shares of Stock issued to the holder pursuant to the Plan shall be forfeited; provided, however, that the Company shall return to the holder the lesser of any consideration paid by the Participant in exchange for Stock issued to the Participant pursuant to the Plan or the then Fair Market Value of the Stock forfeited hereunder.

     4.3  Restrictions on Transfer.  The Participant shall not have the right to
          ------------------------
make or permit to exist any Disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the Equity Ownership Agreement. Any Disposition of the shares of Stock issued under the Plan by the Participant, not made in accordance with the Plan or the Equity Ownership Agreement, including, but not limited to, any right of repurchase or right of first refusal, shall be void. The Company shall not recognize, or have the duty to recognize, any Disposition not made in accordance with the Plan and the Equity Ownership Agreement, and the shares of Stock so transferred shall continue to be bound by the Plan and the Equity Ownership Agreement.


                         SECTION 5  GENERAL PROVISIONS


     5.1  Withholding.  The Company shall deduct from all cash distributions
          -----------
under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Award, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Stock Award. A Participant may pay the withholding tax in cash, or, if the Equity Ownership Agreement provides, a Participant may also elect to have the number of shares of Stock he is to receive reduced by, or with respect to a Stock Award, tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares determined as of the Tax Date (defined below), is sufficient to satisfy federal, state and local, if any, withholding taxes arising from exercise or payment of an Award (a "Withholding Election").
A Participant may make a Withholding Election only if both of the following conditions are met:

          (a) The Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the "Tax Date") by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Administrator; and

          (b) Any Withholding Election made will be irrevocable; however, the Administrator may in its sole discretion approve or give no effect to the Withholding Election.


     5.2  Changes in Capitalization; Merger; Liquidation.
          ----------------------------------------------

          (a) The number of shares of Stock reserved for the grant of Options, Stock Appreciation Rights and Stock Awards; the number of shares of Stock reserved for issuance upon the exercise or payment, as applicable, of each outstanding Option and Stock Appreciation Right and upon vesting or grant, as applicable, of each Stock Award; the Exercise Price of each outstanding Option and the specified number of shares of Stock to which each outstanding Stock Appreciation Right pertains may be proportionately adjusted by the Administrator for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company.

          (b) In the event of a merger, consolidation or other reorganization of the Company or tender offer for shares of Stock, the Administrator may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate to reflect or in anticipation of such merger, consolidation, reorganization or tender offer, including, without limitation, the substitution of new awards, the termination or adjustment of outstanding awards, the acceleration of awards or the removal of restrictions on outstanding awards. Any adjustment pursuant to this Section 5.2 may provide, in the Administrator's discretion, for the elimination without payment therefore of any fractional shares that might otherwise become subject to any Award.

          (c) The existence of the Plan and the Awards granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

     5.3  Cash Awards.  The Administrator may, at any time and in its
          -----------
discretion, grant to any holder of an Award the right to receive, at such times and in such amounts as determined by the Administrator in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Award or the exercise of rights thereunder.

     5.4  Compliance with Code.  All Incentive Stock Options to be granted
          --------------------
hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder shall be construed in such manner as to effectuate that intent.

     5.5  Right to Terminate Employment.  Nothing in the Plan or in any Award
          -----------------------------
shall confer upon any Participant the right to continue as an employee or officer of the Company or any of its affiliates or affect the right of the Company or any of its affiliates to terminate the Participant's employment at any time.

     5.6  Restrictions on Delivery and Sale of Shares; Legends.  Each Award is
          ----------------------------------------------------
subject to the condition that if at any time the Administrator, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Award upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Award may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Awards then outstanding, the Administrator may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to an Award, that the Participant or other recipient of an Award represent, in writing, that the shares received pursuant to the Award are being acquired for investment and not with a view to distribution and agree that shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to an Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

     5.7  Non-alienation of Benefits.  Other than as specifically provided with
          --------------------------
regard to the death of a Participant, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit shall, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

     5.8  Termination and Amendment of the Plan.  The Board at any time may
          -------------------------------------
amend or terminate the Plan without stockholder approval; provided, however, that the Board may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. No such termination or amendment without the consent of the holder of an Award shall adversely affect the rights of the Participant under such Award.

     5.9  Stockholder Approval.  The Plan shall be submitted to the stockholders
          --------------------
of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board. If such approval is not obtained, any Award granted hereunder shall be void.

     5.10 Choice of Law.  The laws of the State of Florida shall govern the
          -------------
Plan, to the extent not preempted by federal law.

     5.11 Effective Date of Plan.  The Plan shall be effective as of July 27,
          ----------------------
2001.


                     *   *   *   *   *   *   *   *   *   *


                                     EarthFirst Technologies, Incorporated


                                     By: /s/ John D. Stanton
                                         ---------------------------------


                                     Title: President
                                            ------------------------------

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